UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2013

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Five Star Quality Care, Inc. and its applicable subsidiaries and “SNH” refers to Senior Housing Properties Trust and its applicable subsidiaries.

Item 1.01.  Entry into a Material Definitive Agreement.

On September 19, 2013, we entered into an amendment to one of our combination leases with SNH, Lease No. 2.  Pursuant to Lease No. 2 we lease two rehabilitation hospitals and certain independent and assisted living communities from SNH.  We and SNH entered into this lease amendment in connection with SNH’s agreement to sell these rehabilitation hospitals and our agreement to transfer our related hospital operations to third parties.  The sale and transfer of the rehabilitation hospital assets and operations is further described below under Item 8.01.  The lease amendment provides, among other things, that effective upon the sale of the rehabilitation hospitals pursuant to the Purchase Agreement, which is defined below under Item 8.01, the lease will terminate with respect to the rehabilitation hospitals and the annual rent we pay to SNH will be reduced by $9.5 million.  The lease amendment also provides for an allocation of the sellers’ indemnification obligations under the Purchase Agreement between us and SNH.  The foregoing description of the lease amendment is not complete and is subject to and qualified in its entirety by reference to the copy of the lease amendment which is attached as Exhibit 10.1 hereto and which is incorporated herein by reference.

Our Independent Directors approved our entering into the lease amendment and the terms thereof.

Information Regarding Certain Relationships and Related Transactions

We were formerly a 100% owned subsidiary of SNH, SNH is our largest landlord and our largest stockholder and we manage senior living communities for SNH.  In 2001, SNH distributed substantially all of our then outstanding common shares to its shareholders.  As of September 19, 2013, SNH owned 4,235,000 of our common shares, or approximately 8.8% of our outstanding common shares.

Reit Management & Research LLC, or RMR, provides business management and shared services to us pursuant to a business management and shared services agreement.  RMR also provides management services to SNH.  One of our Managing Directors, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR and a managing trustee of SNH.  Mr. Barry Portnoy’s son, Mr. Adam Portnoy, is an owner of RMR and serves as President, Chief Executive Officer and a director of RMR and also is a managing trustee of SNH.  Our other Managing Director, Mr. Gerard Martin, is a director of RMR.  Mr. Bruce Mackey, our President and Chief Executive Officer, is an Executive Vice President of RMR and Mr. Paul Hoagland, our Treasurer and Chief Financial Officer, is a Senior Vice President of RMR.  SNH’s executive officers are officers of RMR and SNH’s President and Chief Operating Officer is a director of RMR.  Our Independent Directors also serve as independent directors or independent trustees of other public companies to which RMR provides management services.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including SNH, and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies, including SNH.  In addition, officers of RMR serve as officers of those companies.

We, RMR, SNH and five other companies to which RMR provides management services each currently own 12.5% of Affiliates Insurance Company, or AIC, an Indiana insurance company.  All of our Directors, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC.  RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC.  We and the other shareholders of AIC have purchased property insurance providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, or our Annual Report, our definitive Proxy Statement for the Annual Meeting of Stockholders held on May 16, 2013, or our Proxy Statement, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, or our Quarterly Report, and our other filings with the Securities and Exchange Commission, or SEC, including Note 16 to our consolidated financial statements included in our Annual Report, the sections captioned “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report, the section captioned “Related Person Transactions and Company Review of Such Transactions” and the information regarding our Directors and executive officers in our Proxy Statement, Note 10 to our condensed consolidated financial statements included in our Quarterly Report and the sections captioned “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Quarterly Report.  In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these and other related person transactions and relationships.  Copies of certain of our agreements with these related parties, including our leases, forms of management agreements and related pooling agreements with SNH, our management agreement with an entity affiliated with SNH, our business management and shared services agreement with RMR, our headquarters lease with an affiliate of RMR and our shareholders agreement with AIC and its shareholders, are publicly available as exhibits to our public filings with the SEC.

Item 8.01.  Other Events.

As noted in Item 1.01 above, we have agreed to transfer the operations of two rehabilitation hospitals and several leased in-patient and out-patient locations in eastern Massachusetts that are affiliated with these hospitals to entities affiliated with Reliant Hospital Partners, LLC, or Reliant, pursuant to an asset purchase agreement, or the Purchase Agreement, which is dated as of August 29, 2013, among us, SNH and the purchasers.  The two hospitals are the New England Rehabilitation Hospital (198 licensed beds) located in Woburn, Massachusetts and the Braintree Rehabilitation Hospital (166 licensed beds) located in Braintree, Massachusetts.  Each hospital is leased to us by SNH under our SNH Lease No. 2 and the in-patient and out-patient locations are leased to us by third parties.  Under the terms of the Purchase Agreement, SNH also agreed to sell the rehabilitation hospitals’ real estate assets and certain related assets to HSRE-TST III, LLC, a joint venture comprised of affiliates of The Sanders Trust, LLC and Harrison Street Real Estate Capital, LLC.

When the sale and operations transfer of the rehabilitation hospitals are completed, we expect to realize cash proceeds of between $6.5 million and $7.5 million by retaining our working capital investment in these hospitals.  Also, upon completion of this sale and transfer, we will be relieved of rent obligations totaling approximately $11.5 million per year, including rents to SNH and rents to third parties.

The Purchase Agreement provides for customary indemnification obligations.  Further, pursuant to the Purchase Agreement, we agreed for a period of three years not to compete with Reliant in providing in-patient or out-patient rehabilitation services in Massachusetts, with certain exceptions.

The transfer of the operations of the rehabilitation hospitals is subject to various closing conditions, including Reliant’s obtaining appropriate licenses and regulatory approvals to operate the rehabilitation hospitals.  We currently expect that this transaction may close in mid-2014.  The parties have certain rights to terminate the Purchase Agreement, including for material breaches that remain uncured after any applicable cure period and, if the closing of the transaction has not occurred within one year after the date of the Purchase Agreement, which period may be extended by Reliant for up to one additional year under certain conditions.  In light of these conditions, the closing of the proposed transfer may be delayed or its terms may change and there can be no assurance that the transfer will occur or that we will realize the cash proceeds.

Our Independent Directors approved our entering into the Purchase Agreement and the terms thereof.

A copy of our press release announcing these transactions, including the lease amendment referenced in Item 1.01 above, is attached as Exhibit 99.1 hereto.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 THIS CURRENT REPORT ON FORM 8-K STATES THAT WE HAVE AGREED TO TRANSFER THE OPERATIONS OF TWO REHABILITATION HOSPITALS AND SEVERAL AFFILIATED IN-PATIENT AND OUT-PATIENT LOCATIONS TO RELIANT AND WE EXPECT THESE TRANSFERS TO OCCUR IN MID-2014.  THE TRANSFERS ARE SUBJECT TO COMPLETION OF SNH’S SALE OF THE REHABILITATION HOSPITALS’ REAL ESTATE ASSETS AND VARIOUS OTHER CLOSING CONDITIONS, INCLUDING RELIANT’S OBTAINING APPROPRIATE LICENSES AND REGULATORY APPROVALS TO OPERATE THE REHABILITATION HOSPITALS.  SOME OF THESE CONDITIONS MAY NOT BE MET; AND, AS A RESULT, THE TRANSACTION MAY NOT OCCUR, THE TRANSACTION MAY BE DELAYED OR THE TERMS MAY CHANGE.

•                 THIS CURRENT REPORT ON FORM 8-K STATES THAT WE EXPECT TO REALIZE CASH PROCEEDS OF BETWEEN $6.5 MILLION AND $7.5 MILLION BY RETAINING OUR WORKING CAPITAL INVESTMENT IN THE REHABILITATION HOSPITALS.  THIS EXPECTED AMOUNT IS BASED ON AMOUNTS OF OUR WORKING CAPITAL INVESTMENTS IN THE HOSPITALS AS OF JUNE 30, 2013.  THE ACTUAL AMOUNT OF NET WORKING CAPITAL WE RETAIN WILL DEPEND ON MANY FACTORS, INCLUDING THE FINANCIAL RESULTS OF THE OPERATIONS OF THE REHABILITATION HOSPITALS PRIOR TO TRANSFER.  ACCORDINGLY, THE AMOUNT OF NET WORKING CAPITAL THAT MAY BE RETAINED BY US IS NOT ASSURED AND MAY BE LESS THAN $6.5 MILLION.

•                 THIS CURRENT REPORT ON FORM 8-K STATES THAT OUR INDEPENDENT DIRECTORS APPROVED OUR ENTERING INTO THE LEASE AMENDMENT AND THE PURCHASE AGREEMENT AND THE TERMS THEREOF.  THE IMPLICATION OF THIS STATEMENT MAY BE THAT THE TERMS OF THESE AGREEMENTS ARE AS FAVORABLE TO US AS WE COULD OBTAIN FOR SIMILAR ARRANGEMENTS FROM UNRELATED THIRD PARTIES.

HOWEVER, DESPITE THESE PROCEDURAL SAFEGUARDS, WE COULD STILL BE SUBJECTED TO CLAIMS CHALLENGING OUR ENTRY INTO THESE TRANSACTIONS BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US, SNH AND RMR AND THEIR RELATED PERSONS AND ENTITIES, AND DEFENDING SUCH CLAIMS COULD BE EXPENSIVE AND DISTRACTING TO MANAGEMENT REGARDLESS OF THE MERITS OF SUCH CLAIMS.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1

Partial Termination of and Sixth Amendment to Amended and Restated Master Lease Agreement (Lease No. 2), dated as of September 19, 2013, among certain subsidiaries of Senior Housing Properties Trust, as Landlord, and certain subsidiaries of Five Star Quality Care, Inc., as Tenant.

99.1	Press Release dated September 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

	By:	/s/ Paul V. Hoagland
Name: Paul V. Hoagland
Title: Treasurer and Chief Financial Officer

Dated: September 24, 2013